THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 14
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: February 21, 2006
Issue Date: February 24, 2006
The date of this Pricing Supplement is February 21, 2006

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                                                                                                              Interest
   CUSIP#                                         Maturity   Price to   Discounts &                            Payment
                        Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
--------------------------------------------------------------------------------------------------------------------------
  07387EHQ3                5.200%                02/24/2011   100.00%      0.850%       0.200%      99.30%     Monthly
--------------------------------------------------------------------------------------------------------------------------
  07387EHR1                6.000%                02/24/2031   100.00%      2.150%       0.200%     98.125%     Monthly
--------------------------------------------------------------------------------------------------------------------------



                                          Subject to Redemption
                                          ---------------------
--------------------------------------------------------------------------------------------------------------------------
                   First
                  Interest                                                                     Aggregate
First Interest    Payment     Survivor's                                                       Principal
 Payment Date      Amount       Option    Yes/No       Date and Terms of Redemption             Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
  03/24/2006        $4.33         No       Yes   Commencing on 02/24/2008 and on any day          $3,080,000     $3,053,820
                                                 thereafter until Maturity, the Notes may
                                                 be called in whole at par at the option
                                                 of the Company on thirty calendar days
                                                 notice.
---------------------------------------------------------------------------------------------------------------------------
  03/24/2006        $5.00         No       Yes   Commencing on 02/24/2011 and on any day          $20,306,000    $19,869,421
                                                 thereafter until Maturity, the Notes may
                                                 be called in whole at par at the option
                                                 of the Company on thirty calendar days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------

                                     ***
The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.